UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000 Houston, Texas		77024
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (281) 949-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2016, Forum Energy Technologies, Inc. (the “Company”) entered into Amendment No. 2 to the Second Amended and Restated Credit Agreement among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the guarantors party thereto (the “Amendment”), which amends the Company’s existing revolving credit facility (the “Credit Facility”, and the Credit Facility, as amended by the Amendment, the “Amended Credit Facility”).

The Amendment amends the Credit Facility to, among other things, (i) reduce the revolving credit line commitments from $200 million to $140 million, including the existing sublimits for up to $25 million in letters of credit and up to $10 million in swingline loans, which are unchanged by the Amendment, (ii) restrict the Company from borrowing funds for non-acquisition purposes if, after giving effect to such borrowing, domestic cash and cash equivalents of the Company and its subsidiaries (subject to certain exceptions) would exceed $25 million and (iii) require that the Company and the guarantors under the Amended Credit Facility execute account control agreements with respect to certain deposit accounts and securities accounts, in each case establishing the Administrative Agent’s control with respect to such accounts. The Amended Credit Facility continues to provide for an ability to increase commitments by an additional $150 million. Availability under the Amended Credit Facility remains subject to a borrowing base calculated by reference to accounts receivable in the United States, United Kingdom and Canada, inventory in the United States, and cash on hand.

The Amendment also amends the Credit Facility’s senior secured debt to adjusted EBITDA covenant such that:

•	the maximum permitted ratio of the Company, on a consolidated basis, for each fiscal quarter ending after the effective date of the Amendment through December 31, 2017, is 4.50 to 1.0, and for each fiscal quarter ending thereafter through the termination of the Amended Credit Facility, is 3.50 to 1.0; and

•	the calculation of the ratio provides for netting of certain cash and cash equivalents of the Company and its subsidiaries against senior secured debt for each fiscal quarter ending after the effective date of the Amendment through December 31, 2017.

Upon the closing of the Amendment, on December 12, 2016, the Company had no borrowings under the Amended Credit Facility and $17.3 million in outstanding letters of credit under the Amended Credit Facility, leaving the Company with approximately $104 million available capacity for additional borrowings and letters of credit under the Amended Credit Facility.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Amendment, a copy of which is filed as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated as of December 12, 2016, among Forum Energy Technologies, Inc., the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: December 13, 2016

	By:	/s/ James L. McCulloch
James L. McCulloch
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated as of December 12, 2016, among Forum Energy Technologies, Inc., the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the guarantors party thereto.